SUBSCRIPTION AGREEMENT

                                                May___, 2004

AT&S Holdings, Inc.

3505 Manchester Trwy.

Kansas City, Missouri 64219

Ladies and Gentlemen:

     The undersigned hereby applies to AT&S Holdings, Inc., a Nevada corporation (the "Corporation") to purchase ____________ shares (the "Shares") of the Corporation's common stock, par value $.001 per share (the "Common Stock") at a purchase price of $0.50 per share, or an aggregate purchase price of $__________, such purchase price and Shares to be delivered upon the execution and delivery hereof.

1.   Representations and Warranties of the Undersigned.

     The undersigned hereby represents and warrants to the Corporation as follows:

a.

The undersigned has received and read and understands this Subscription Agreement as well as the Corporation's Prospectus dated _____________ (the "Prospectus"). The undersigned's domicile is in the State of _______________, and the undersigned or its signatory is over 18 years of age.

b.

No representations or warranties have been made to the undersigned by the Corporation or any agent of the Corporation, other than as set forth herein or in the Prospectus.

c.

The undersigned has full power and authority to make the representations referred to in this Subscription Agreement, to execute and deliver this Agreement and to purchase the Shares.

d.

The undersigned's authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which the undersigned is a party or by which the undersigned is bound.

e.

The undersigned is aware of the Corporation's business affairs and financial condition, including the fact that the Corporation has substantial debt and has had a history of operating losses and the undersigned acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to in the acquire an interest Corporation.

a.

   The undersigned acknowledges that this Subscription Agreement may be accepted or rejected, in whole or in part, by the Corporation in its sole discretion and that the subscription proceeds will be returned to the undersigned upon any such rejection.

a.

 The undersigned hereby agrees to indemnify and hold harmless the Corporation and each director, officer or employee thereof from and against any and all loss, damage or liability due to or arising out of a breach of any of the foregoing representations and warranties undersigned.

b.

   The undersigned is aware of the Corporation's business affairs and the Subchapter S status it has elected under the Internal Revenue Code. The undersigned may be required to execute certain elections and representations regarding their status as a shareholder in a Subchapter S corporation.  Furthermore, the undersigned may be required to report taxable income/loss on their personal tax return based on the taxable income/loss of the Corporation. The undersigned hereby acknowledges these conditions and agrees to the foregoing conditions and representations.

2.   Survival of Agreements, Representations and Warranties, Etc.

     All agreements, representations and warranties contained herein or made in writing by or on behalf of the Corporation in connection with the transactions contemplated by this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement, any investigation at any time made by the undersigned or on the undersigned's behalf, and the sale and purchase of the Shares and payment therefor.

3.   Miscellaneous.

     This Subscription Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one agreement. Neither this Subscription Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only with the written consent of the undersigned and the Corporation. This Subscription Agreement shall be governed by and construed under the laws of the State of Nevada (without giving effect to any conflict of laws provisions).

This Subscription Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof.

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THE INDIVIDUAL INVESTOR SIGNATURE PAGE

FOR

AT&S HOLDINGS, INC.

 SUBSCRIPTION AGREEMENT

Date:_________________, 2004

 Number of Shares

 Amount of

 Subscribed for:________

 Subscription: $ __________

_________________________________   ______________________________

 Name of Individual

  Social Security No.

_________________________________   ______________________________

 Street Address

 Date of Birth

_________________________________   _____________  _______________

 City

  State       Zip Code         Home Phone     Business Phone

       Manner in which Shares are to be held (check one):

/ /  Individual Ownership         / /  Community Property

/ /  Tenants-in-Common            / /  Separate Property

/ /  Joint Tenant with Right      / /  Other (please specify) ___

       of Survivorship

                                   ______________________________

                                             Signature

     Accepted this ___ day of __________, 2004.

 AT&S HOLDINGS, INC.

                                  By: ___________________________

THE ENTITY INVESTOR SIGNATURE PAGE

FOR

AT&S HOLDINGS, INC.

 SUBSCRIPTION AGREEMENT

Date:_________________, 2004

 Number of Shares

Amount of

 Subscribed for:________

 Subscription: $ ________

_________________________________   ______________________________

 Name of Corporation or Entity

Federal Tax Identification No.

_________________________________   ______________________________

 Address

State of Incorporation or

Formation

_________________________________   _____________   ______________

 City

State        Zip Code           Phone

      Fax

     Manner in which Shares are to be held (check one):

/ / Partnership                 / /   Limited Liability Company

/ / Corporation                / /   Limited Liability Partnership

/ / Trust                          / /   Other (please specify) _______

                               ___________________________________

                                 Signature

                               ___________________________________

                                 Title

     Accepted this ___ day of __________, 2004.

                    AT&S HOLDINGS, INC.

                                  By: ___________________________